UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PERNIX THERAPEUTICS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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PERNIX THERAPEUTICS HOLDINGS, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2016

SUPPLEMENT TO PROXY STATEMENT

May 12, 2016
________________________________

The information provided in this filing is intended to supplement (this “Supplement”) the Proxy Statement (the “Proxy Statement”) of Pernix Therapeutics Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016, related to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. local time on May 26, 2016, at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960.

Withdrawal of Nominee for Election as Director

On May 9, 2016, Doug Drysdale, the Company’s President and Chief Executive Officer, and Chairman of the Company’s Board of Directors (the “Board”), submitted his resignation as an officer and as a member of the Board, each effective immediately, and withdrew his name from nomination for re-election at the Annual Meeting.

The size of the Board has been reduced by one, to three directors, effective upon Mr. Drysdale’s resignation. At the Annual Meeting, three rather than four directors will be nominated for election to the Board. Each of the three nominees is named in the Proxy Statement.

Availability of Proxy Materials

The Proxy Statement, this Supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available on the Internet at https://www.iproxydirect.com/PTX, at the SEC’s website at www.sec.gov and through the Company’s website at www.pernixtx.com.

ANSWERS TO SOME IMPORTANT QUESTIONS

If I have already voted, do I need to resubmit my proxy?

No. If you have already submitted a proxy to vote your shares, either by returning a completed proxy card or voting instruction form or by Internet or telephone voting, you do not need to re-submit your proxy unless you wish to change your vote. Proxy votes already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Drysdale because he has resigned from the Board and is no longer standing for re-election.

If you have not yet voted your shares, please do so as soon as possible. You may vote by following the instructions for voting as described in the Proxy Statement.

Can I change my vote after I submit my proxy?

Yes. Please refer to the Proxy Statement for information as to how to change your vote.

THIS INFORMATION UPDATES INFORMATION THAT IS INCLUDED IN THE PROXY STATEMENT. WE URGE
YOU TO READ THIS INFORMATION AND THE PROXY STATEMENT CAREFULLY.